Exhibit 99-1

EnterConnect Announces Appointment of New Chief Financial Officer

SAN JOSE, Calif., April 1, 2008 — EnterConnect Inc. (OTCBB: ECNI), today announced the appointment of Carolyn Zelnio, CPA, as its new Chief Financial Officer.

“Carolyn brings to her new position extensive knowledge in financial management and strategic development, and we believe her expertise will be a great asset to the company as we execute our strategies and expand our online application exchange solutions,” said Sam Jankovich, CEO of EnterConnect.

Ms. Zelnio brings to EnterConnect over 20 years experience in financial management, organizational strategy, mergers and acquisitions, operational change, and public company compliance. For the past four years, she served as Vice President of Global Treasury, Audit and Corporate Compliance at Witness Systems Inc., where she oversaw corporate functions for SEC and Sarbanes-Oxley reporting and compliance, banking, third-party financing arrangements, worldwide tax strategies and treasury and cash management. Ms. Zelnio started with Witness Systems in 1999 as Vice President of Finance and Corporate Controller; and, in this capacity, she helped lead the company’s IPO and international expansion as well as the integration of several strategic acquisitions.

Previously, she served as Director of Financial Reporting at Alpine Group Inc., an international holding company, and served as a senior manager at KPMG LLG, where she specialized in the audits of large-cap companies.  She holds a Bachelor of Accounting from Florida International University.

About EnterConnect Inc.

EnterConnect, Inc., delivers online business portal solutions that help companies increase productivity, efficiency and revenue to accelerate business on demand. The EnterConnect Business OnDemand(tm) Portals enable employees, partners and customers to connect, communicate and collaborate online -- at anytime, from anywhere -- and solve business objectives on-demand.

EnterConnect launched SOAapps.com, powered by enterconnect(tm), with market leader BEA Systems (BEAS) to provide business and technical executives with a marketplace to “Find, Try & Subscribe” to best-of-breed, software-as-a-service (SaaS) solutions. In 2008, SOAapps will be offering business applications for Human Capital Management (HCM); Financial Management (FM); Customer Relationship Management (CRM); Supply Chain Management (SCM); Content, Communication & Collaboration (CCC); Business Intelligence (BI); Enterprise Resource Planning (ERP); and Vertical Applications (VA) and technical applications in key categories for infrastructure software and technology. SOAapps.com and partner solutions drive business on demand with economical and scalable, pay-as-you-go subscription access to service-oriented applications.

To find enterprise-class SaaS solutions, visit http://www.SOAapps.com. To learn more about the SOAapps ISV Program or to submit an application for review, visit http://SOAapps.com/partners. To find, try and subscribe to EnterConnect(tm) employee portals, partner portals, customer portals, team portals, and website development and management portals for business users, visit the EnterConnect storefront on SOAapps http://enterconnect.SOAapps.com. For more information about EnterConnect, Inc, visit http://www.enterconnect.com or call (800) 658-2670.

Forward-Looking Statements:

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance and may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EnterConnect Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission.

Company Contact:
EnterConnect, Inc.
Tammy O’Carroll, Marketing Director
(408) 441-5284
www.enterconnect.com
www.SOAapps.com

Investor Relations Contact:
RedChip Companies, Inc.
Robert Rehse
1-800-REDCHIP (1-800-733-2447), Ext. 111
info@redchip.com
http://www.redchip.com